                                                                   Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS






We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Common Stock) of United Metro Materials Inc. of our report dated February 24, 1999 relating to the combined financial statements and schedule of Pacific Rock Products, L.L.C. and River City Machinery L.L.C. (currently known as Pacific Rock Products Trucking L.L.C.).



Perkins & Company, P.C.
Portland, Oregon
March 16, 2000